Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of InVivo Therapeutics Holdings Corp. of our report dated March 11, 2015 relating to our audit of the consolidated financial statements of InVivo Therapeutics Holdings Corp. for the year ended December 31, 2014, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

January 26, 2018